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                                                                     EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-5777 on Form S-3 and the related Prospectus, of our report dated June 18, 1996, relating to the audited historical summary of gross income and direct operating expenses of Maryland Trade Center I and II, for the year ended December 31, 1995, which report is included in the Trust's Current Report on Form 8-K/A, Amendment No. 1, dated on July 25, 1996.

STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
July 25, 1996